CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-238485 on Form N-14 (the “Filing”) of our report dated October 22, 2019, relating to the financial statements and financial highlights of BlackRock New York Municipal Bond Trust (the “Target Fund”) appearing in the Annual Report on Form N-CSR of the Target Fund for the year ended August 31, 2019. We also consent to the incorporation by reference in the Filing of our report dated August 21, 2019, relating to the financial statements and financial highlights of BlackRock New York Municipal Opportunities Fund of BlackRock Multi-State Municipal Series Trust (the “Acquiring Fund”), appearing in the Annual Report on Form N-CSR of the Acquiring Fund for the year ended June 30, 2019. We also consent to the references to us under the headings “Other Service Providers”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Proxy Statement/Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 29, 2020